EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” in the Registration Statement (Form S-3) and related Prospectus of Medis Technologies Ltd. for the registration of shares of its common stock and to the incorporation by reference therein of our report dated February 25, 2003, with respect to the 2002 consolidated financial statements of Medis Technologies Ltd. included in its Annual Report (Form 10-K) for the year ended December 31, 2004, filed with the Securities and Exchange Commission.

August 17, 2005	Ernst & Young LLP

New York, New York